UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: July 15, 2015

(Date of earliest event reported)

Ollie’s Bargain Outlet Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-37501	80-0848819
(Commission File Number)	(IRS Employer Identification No.)

6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania	17112
(Address of principal executive offices)	(Zip Code)

(717) 657-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2015, in connection with its initial public offering (the “Offering”), Ollie’s Bargain Outlet Holdings, Inc. (the “Company”) amended its existing stockholders agreement, dated September 28, 2012 (as previously amended, the “Existing Agreement”), pursuant to which a number of the provisions contained in the Existing Agreement (including, without limitation, provisions relating to the election of directors and certain transfer restrictions) automatically terminated in connection with the Offering, as contemplated by the Company’s prospectus, dated July 15, 2015 (the “Prospectus”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-204942), (as amended, the “Registration Statement”). The amended and restated stockholders agreement dated July 15, 2015 (the “Amended and Restated Stockholders Agreement”) only contains the provisions that did not terminate in connection with the Offering, or which the parties thereto otherwise agreed shall continue to apply following the Offering, including certain registration rights. The registration rights provisions contained in the Amended and Restated Stockholders Agreement provide that (A) each of CCMP Capital Investors II, L.P., CCMP Capital Investors (Cayman) II, L.P. and Mark Butler (the Company’s co-Founder, President and Chief Executive Officer), together with their respective affiliates, are entitled to request an unlimited number of Demand Registrations (as defined in the Amended and Restated Stockholders Agreement), and (B) each Management Stockholder (as defined in the Amended and Restated Stockholders Agreement) holding between 5% and 15% of the Company’s issued and outstanding shares of common stock are entitled to request one Demand Registration, in each case, subject to certain restrictions set forth therein, including, without limitation, the following: (i) no holder of Demand Registration rights may request more than two Demand Registrations in any 180-day period, (ii) the Company will not be required to effect more than four demand registrations in any 12-month period; and (iii) the Company is not required to effect any Demand Registration if the anticipated gross offering price of such shares in any public offering would be less than $10 million. The stockholders that are party to the Amended and Restated Stockholders Agreement also have piggyback registration rights in respect of any such future public offerings.

The terms of the Amended and Restated Stockholders Agreement are substantially the same as the terms set forth in the form of such agreement filed as an exhibit to the Registration Statement.

The foregoing description of the Amended and Restated Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Stockholders Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under each of Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On July 15, 2015, the Second Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company became effective, as contemplated by the Prospectus. The Charter and the Bylaws are filed herewith as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events

On July 21, 2015, the Company announced the closing of its initial public offering of 10,263,750 shares of its common stock (which includes 1,338,750 shares of common stock that were offered and sold pursuant to the full exercise of the underwriters’ option to purchase additional shares) at a price of $16.00 per share (the “Offering”). The Company used its all of its net proceeds from the Offering to repay $153.1 million in aggregate principal amount of outstanding borrowings under its senior secured credit facilities. A copy of the press release issued in connection with the closing of the Offering is attached hereto as Exhibit 99.1. The information in the press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation.

3.2	Second Amended and Restated Bylaws.

4.1	Ollie’s Bargain Outlet Holdings, Inc. Amended and Restated Stockholders Agreement.

99.1	Press Release issued on July 21, 2015 of Ollie’s Bargain Outlet Holdings, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:	/s/ John Swygert
	Name:	John Swygert
	Title:	Executive Vice President and Chief Financial Officer

Date: July 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation.

3.2	Second Amended and Restated Bylaws.

4.1	Ollie’s Bargain Outlet Holdings, Inc. Amended and Restated Stockholders Agreement.

99.1	Press Release issued on July 21, 2015 of Ollie’s Bargain Outlet Holdings, Inc.